EXHIBIT 3.(ii)

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                                     BYLAWS
                                       OF
                            FARNSWORTH BANCORP, INC.


                             ARTICLE I - Home Office

         The home office of Farnsworth Bancorp, Inc. (the "Corporation") shall be located at 789 Farnsworth Avenue, in Bordentown, in the County of Burlington, in the State of New Jersey. The Corporation may also have offices at such other places within or without the State of New Jersey as the board of directors shall from time to time determine.

                            ARTICLE II - Shareholders

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place in the State of New Jersey as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         Section 3. Special Meetings. Notwithstanding any other provision of the Certificate of Incorporation or these Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, only as provided in the Certificate of Incorporation.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is so called shall be delivered not fewer than ten nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         Section 6. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring


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such  determination  of  shareholders,  is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6 of Article II, such determination shall apply to any adjournment.

         Section 7. Voting Lists. A list of shareholders shall be kept on file at the home office of the Corporation and shall be subject to inspection by any shareholder for a proper purpose and upon five days written demand, who has been a shareholder of record for at least six months preceding his or her demand or, any person holding, or so authorized in writing by the holders of at least 5% of the outstanding shares.

         Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, subject to the notice requirements of Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

         Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed by the stockholder in the manner provided by the Certificate of Incorporation. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         Section 10. Voting. At each election for directors, every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him or her. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, by statute, or by these Bylaws, in matters other than the election of directors, a majority of the shares present in person or represented by proxy at a lawful meeting and entitled to vote on the subject matter, shall be sufficient to pass on a transaction or matter.

         Section 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 12. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall

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be  entitled to vote shares held by him or her without a transfer of shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulation of the board, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of Article II, Section 15 of these Bylaws.


         Section 15. Notice for Nominations and Proposals. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the board of directors or
(b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated

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for election as directors at an annual meeting in accordance with the procedures set forth in this Section 15 shall be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 15. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting, notice by the stockholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article XIV of the Certificate of Incorporation) by such person on the date of such stockholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A to be filed on with the Securities and Exchange Commission (or any successors of such items or schedule); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of Corporation stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         Proposals, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 15. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

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         The board of directors may reject any  nomination  by a stockholder  or stockholder proposal not timely or properly made in accordance with the requirements of this Section 15. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 15 in any material respect, the Secretary of the Corporation shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 15 in any material respect, then the board of directors may reject such stockholder's nomination or proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his or her nomination or proposal has been made in accordance with the time and informational requirements of this Section 15. Notwithstanding the procedures set forth in this paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations or proposals by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of this Section 15. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of this Section 15, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 15, he shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.


                        ARTICLE III - Board of Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors may annually elect a chairman of the board and one or more vice chairmen from among its members and shall designate, when present, either the chairman of the board or in his or her absence, one of the vice chairmen to preside at its meetings.

         Section 2. Number, Term and Election. The board of directors shall initially consist of seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of stockholders at which a quorum is present. The board of directors may increase the number of members of the board of directors but in no event shall the number of directors be increased in excess of fifteen (15) persons.

         Section 3. Place of Meeting. All annual and special meetings of the board of directors shall be held at the principal office of the Corporation or at such other place within or outside the State in which the principal office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.


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         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within or outside the State of New Jersey, as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         Section 6. Notice of Special Meeting. Written notice of at least 24 hours regarding any special meeting of the board of directors or of any committee designated thereby shall be given to each director in accordance with these Bylaws, although such notice may be waived by the director. The attendance of such director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of waiver of notice of such meeting.

         Section 7.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation or the laws of New Jersey.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president.

         Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.

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Members  of  either   standing  or  special   committees  may  be  allowed  such
compensation as the board of directors may determine.

         Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14.     Removal of Directors.  Directors of the Corporation may
be  removed  only  in  accordance   with  the   Corporation's   Certificate   of
Incorporation.


                   ARTICLE IV - Executive And Other Committees

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Certificate of Incorporation or these Bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section  3.  Tenure.  Subject  to the  provisions  of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.


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         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish any other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.


                              ARTICLE V - Officers

         Section 1. Positions. The officers of the Corporation shall include a chief executive officer, president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract

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shall  impair the right of the board of  directors  to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, by employment contracts or otherwise.


               ARTICLE VI - Contracts, Loans, Checks, and Deposits

         Section 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation, which may include facsimile signatures, in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.


            ARTICLE VII - Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be

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issued  until the  former  certificate  for a like  number  of  shares  has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

         Section 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         Section 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of New Jersey law.

         Section 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II of these Bylaws or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                    ARTICLE VIII - Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the last day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.






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                             ARTICLE IX - Dividends

         Subject only to the terms of the Corporation's Certificate of Incorporation and applicable law, the board of directors may, from time to time, declare and the Corporation may pay, dividends on its outstanding classes of capital stock which are eligible for dividends.


                           ARTICLE X - Corporate Seal

         The board of directors shall provide a Corporate seal which shall be two concentric circles between which shall be the name of the Corporation. The year of incorporation or an emblem may appear in the center.


                             ARTICLE XI - Amendments

         These Bylaws may be amended only as specified in the Corporation's Certificate of Incorporation.





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